UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2008

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4141 Blue Lake Circle. Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.03	UNREGISTERED SALES OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sales of equity securities by XFormity Technologies, Inc., a Colorado corporation (the "Company"):

On March 19, 2008, the Board of Directors approved an extension of the maturity dates of the outstanding $723,635 of 9% secured convertible debentures for one year, maturing from January 31, 2008 through June 11, 2008, respectively, to January 31, 2009 through June 11, 2009. The Board of Directors also approved an extension of the expiration dates of the warrants previously granted to holders of the debentures as follows:  Warrants exercisable to purchase an aggregate of 2,401,321 shares of common stock at an exercise price of $0.14 per share were extended from January 31, 2009 to January 31, 2010; and warrants exercisable to purchase an aggregate of 2,401,321 shares of common stock at an exercise price of $0.18 per share were extended from January 31, 2010 to January 31, 2011.  All other terms of the warrants remained unchanged.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective at the Board meeting held on March 19, 2008, Mr. Farsheed Ferdowsi, 52, was unanimously elected to serve as a director.  Our directors are each elected for a term of one year and serve until their qualified successor has been elected.

Mr. Ferdowsi was the Founder, President and CEO of PayMaxx, Inc. prior to its sale to CompuPay, Inc. in July 2005.  Founded in 1991, PayMaxx was a technology-centric, customer-focused payroll outsourcing service provider.  At the time of its sale, it ranked among the top-10 in its industry and served clients in all 50 states.

After the business combination with CompuPay, Mr. Ferdowsi served the combined entity as a member of the Executive Team as Chief Development Officer until August 2007.  Subsequently, he launched Victor Hope Capital, LLC to seek opportunities in private equity investments and real estate development projects.

The Nashville Business Journal named Mr. Ferdowsi the 2002 Entrepreneur of the Year.  His flagship company, PayMaxx was inducted into the prestigious Future 50 Hall of Fame and was named to Inc. magazine’s coveted Inc. 500 list of America’s fastest-growing companies for four consecutive years.

Mr. Ferdowsi holds a Master’s degree in structural engineering from the University of California in Berkeley and a Bachelor’s degree in civil engineering from Vanderbilt University.

Mr. Ferdowsi’s brother, Farzin, is the owner of 7.63 % of the Company’s common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: March 24, 2008	/s/ Chris Ball, Chief Executive Officer